UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

April 16, 2003

MAXXIS GROUP, INC.

(Exact name of registrant as specified in its charter)

GEORGIA	0-31867	58-2278241

(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation or		Identification No.)
organization)

1901 Montreal Road, Suite 108
Tucker, Georgia 30084
(Address of principal executive offices)

(770) 696-6343
(Registrant’s telephone number, including area code)

ITEM 6. RESIGNATION OF REGISTRANT’S DIRECTORS AND EXHIBIT.

     On April 15, 2003, Maxxis Group, Inc. (the “Company”) received, by certified mail, return-receipt-requested, a memorandum from Robert J. Glover, Jr. (the “Memorandum”) stating that he was resigning as a member of our Board of Directors and the Audit Committee. The Memorandum, dated April 11, 2003, is attached as Exhibit 7.4 and states as follows:

“Due to recent circumstances, please accept this as an official notification of my resignation from the Board of Directors and the Audit Committee of the Maxxis Group and its affiliates. This resignation is effective immediately.”

     While we are not certain what Mr. Glover means in his Memorandum when he states that he is resigning “due to recent circumstances,” his resignation may be characterized as a “disagreement.” Therefore, management has chosen to disclose, with appropriate context, the reasons it believes Mr. Glover has tendered his resignation. Management, in the past, has had discussions and disagreements with Mr. Glover concerning the Company’s long-term marketing plans. The Company believes that Mr. Glover was dissatisfied with the Company’s decision regarding its most recent marketing plan implemented in January 2003. Further, the Company has recently learned that Mr. Glover has started a new company which the Company believes directly competes with its current business.

ITEM 7. EXHIBITS.

7.4. Memorandum from Robert J. Glover, Jr., to the Maxxis Group tendering his resignation from the Board of Directors and the Audit Committee.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXXIS GROUP, INC. Registrant

April 16, 2003	By:	/s/ Alvin Curry Alvin Curry President and Chief Executive Officer

2